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                                                                     EXHIBIT 8.1


                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                          NEW YORK, N.Y. 10017-3954
                                (212) 455-2000
                             FAX: (212) 455-2502





                                                                   May 30, 1997




American Restaurant Group Holdings, Inc.
450 Newport Center Drive
Newport Beach, California 92660

Ladies and Gentlemen:

               We have acted as special counsel for American Restaurant Group Holdings, Inc., a Delaware corporation (the "Company"), in connection with Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $17,000,000 aggregate principal amount of its 14% Senior Discount Debentures due 2005, Series B (the "Exchange Debentures"), which are to be offered by the Company in exchange for $17,000,000 aggregate principal amount of its outstanding 14% Senior Discount Debentures due 2005, Series A (the "Debentures").

               We have examined the Registration Statement and the Indenture dated as of December 1, 1993, as supplemented by the First Supplemental Indenture thereto, dated as of March 13, 1996 (the "Debenture Indenture") between the Company and United States Trust Company of New York, as Trustee (the "Debenture Trustee"), which has been filed with the Commission as an Exhibit to the Registration Statement. In addition, we have

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  Holdings, Inc.



examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

               In such examination, we have assumed that the Debenture Indenture has been duly authorized, executed and delivered by the Debenture Trustee. In addition, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that the statements made in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. This opinion is rendered to you solely in connection

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American Restaurant Group              -3-                          May 30, 1997
  Holdings, Inc.


with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.

               We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett
                                           SIMPSON THACHER & BARTLETT